EX 99.28(g)(5)

Amendment to
Master Global Custody Agreement between
the Customer and JPMorgan Chase Bank, N.A.

This Amendment to the Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. dated March 24, 2011 (“Agreement”), is by and between Curian Series Trust and Curian Variable Series Trust (each individually “Trust”, collectively, the “Trusts”) and JPMorgan Chase Bank, N.A. (“Custodian”).

Whereas, the parties have agreed to amend Schedule A of the Agreement to amend the following fund name (“Fund Name Change”):

Fund Name Change (effective March 1, 2012)

Curian/Invesco Balanced-Risk Commodities Fund to
Curian/Invesco Balanced-Risk Commodities Strategy Fund.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	To delete Schedule A of the Agreement, and substitute it with Schedule A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
The Trusts and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trusts or Custodian to this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of March 15, 2012, dated as of March 1, 2012.

Curian Series Trust Curian Variable Series Trust	JPMorgan Chase Bank, N.A.

By: /s/ Kelly L. Crosser	By: /s/ Paul Larkin
Name: Kelly L. Crosser	Name: Paul Larkin
Title: Assistant Secretary	Title: Executive Director

Schedule A

  List of Funds as of March 1, 2012

Curian Series Trust Funds
Curian/PIMCO Income Fund
Curian/PIMCO Total Return Fund
Curian/WMC International Equity Fund

Curian Variable Series Trust Funds
Curian Guidance – Maximize Income Fund
Curian Guidance – Balanced Income Fund
Curian Guidance – Rising Income Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Aggressive Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Invesco Balanced-Risk Commodities Strategy Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/The Boston Company Equity Income Fund
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund

A-1